UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2011

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 20, 2011, Genpact International, Inc., a Delaware company wholly-owned by Genpact Limited, and Macro*World Research Corporation (“Wells”) entered into an amendment (the “Fifth Amendment”) to the master professional services agreement, dated as of November 30, 2005, as amended (the “MPSA”).  The Fifth Amendment extends the term of the MPSA, the applicable charges in the MPSA, and the expiration or termination date for certain statements of work, each until March 31, 2013.

Concurrently, Genpact Global Holdings (Bermuda) Limited, a Bermuda company wholly-owned by Genpact Limited, Wells and Wells Fargo & Company entered into an amendment (the “Second Amendment”) to the ancillary agreement, dated as of November 30, 2005, as amended (the “Ancillary Agreement”).  Among other things, the Second Amendment extends certain measurement and payment dates under the Ancillary Agreement until March 31, 2012 and April 30, 2012, respectively.

The foregoing summary is qualified in its entirety by the full text of the Fifth Amendment and the Second Amendment, which are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

99.1
Fifth Amendment to Master Professional Services Agreement, dated December 20, 2011 by and between Macro*World Research Corporation, and Genpact International, Inc. (as successor in business to Genpact International, S.A.R.L.).

99.2
Second Amendment to Ancillary Agreement, dated December 20, 2011 by and between Genpact Global Holdings (Bermuda) Limited (as successor in business to Genpact Global Holdings SICAR S.a.r.l.), Macro*World Research Corporation, and Wells Fargo & Company (as successor in interest by merger to Wachovia Corporation).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: December 22, 2011	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Vice President and Senior Legal Counsel

EXHIBIT INDEX

Exhibit	Description
99.1
Fifth Amendment to Master Professional Services Agreement, dated December 20, 2011 by and between Macro*World Research Corporation and Genpact International, Inc. (as successor in business to Genpact International, S.A.R.L.).

99.2
Second Amendment to Ancillary Agreement, dated December 20, 2011 by and between Genpact Global Holdings (Bermuda) Limited (as successor in business to Genpact Global Holdings SICAR S.a.r.l.), Macro*World Research Corporation, and Wells Fargo & Company (as successor in interest by merger to Wachovia Corporation).